[LETTERHEAD OF TIERONE CORPORATION]

Date: April 27, 2004

Contact: Edward J. Swotek, Senior Vice President

For Release: Immediately

TierOne Corporation Reports 22.2 Percent Increase in First Quarter Earnings Per Share

LINCOLN, NE - April 27, 2004 - TierOne Corporation (NASDAQ: TONE) ("Company"), the holding company for TierOne Bank ("Bank"), reported record earnings of $0.33 per diluted share for the quarter ended March 31, 2004; a 22.2 percent increase compared to earnings of $0.27 per diluted share for the same period in 2003.

Net income increased 6.4 percent to $6.1 million for the quarter ended March 31, 2004 compared to $5.7 million for the same quarter last year. Included in March 31, 2004 net income was $947,000 resulting from the merger of the Company's defined benefit pension plan with an unrelated third party plan.

Highlights for first quarter of 2004 include:

o Deposit account and debit card fees increased 43.7 percent to over $2.6 million compared to one year ago;

o Nonperforming assets declined to $4.1 million, 0.18 percent of total assets, at March 31, 2004 compared to $7.2 million, or 0.33 percent of total assets, at March 31, 2003;

o The Board of Directors authorized the repurchase of an additional ten percent of the Company's common shares;

o The Board of Directors also declared the Company's first quarterly cash dividend of $0.05 per share which was paid on March 31, 2004;

o The Company announced on March 31, 2004 plans to acquire United Nebraska Financial Co., the parent company of United Nebraska Bank, a $513.6 million state-chartered commercial bank headquartered in Grand Island, Nebraska; and

o On April 26, 2004, the Company completed the issuance of $30.0 million of trust preferred securities.

"Our record earnings per share performance combined with the proposed strategic acquisition of United Nebraska Bank reflect our commitment to building shareholder value," said Gilbert G. Lundstrom, chairman and chief executive officer. "We remain acutely focused on generating quality operating results and are positioning this company for long-term performance."

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Page Two
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004


Synopsis of First Quarter 2004 Performance

Net Interest Income

Net interest income for the quarter ended March 31, 2004 amounted to $17.7 million compared to $17.6 million for the same period in 2003. The $111,000, or
0.6 percent, increase was primarily attributable to the continued growth in the average balance of loans receivable.

Average interest rate spread decreased to 3.01 percent for the quarter ended March 31, 2004 compared to 3.17 percent for the same period in 2003. Net interest margin decreased to 3.35 percent for the quarter ended March 31, 2004 compared to 3.70 percent for the same period one year ago. The decline in the interest rate spread reflected primarily the effect of the repayment and refinancing of higher yielding loans due to the current low interest rate environment. The decline in net interest margin was also affected by the repayment and refinancing of higher yielding loans combined with a $66.0 million decline in the average balance of interest-earning assets resulting from the Company's stock purchases to fund the shareholder-approved Management Recognition and Retention Plan and fulfill the Company's first stock buyback program during the last eight months of 2003.

Noninterest Income

For the quarter ended March 31, 2004, noninterest income increased $1.8 million, or 49.9 percent, to $5.4 million compared to $3.6 million for the same period one year ago. The growth in noninterest income resulted primarily from a $1.5 million gain associated with the merger of the Bank's defined benefit pension plan and transfer of all plan assets and future plan obligations to an unrelated third party plan. Also included in noninterest income were a $798,000 increase in deposit account and debit card fees, a $620,000 decline in the amortization and charge-offs of mortgage servicing rights ("MSR") and a $590,000 decline in MSR impairment charges partially offset by a $1.6 million reduction in gains on loans held for sale.

Noninterest Expense

Total noninterest expense for the quarter ended March 31, 2004 increased $1.5 million, or 13.5 percent, to $12.6 million compared to $11.1 million for the same quarter in 2003. The increase primarily resulted from a $682,000 expense related to the Company's Management Recognition and Retention Plan, a $591,000 increase in compensation expense relating to annual salary adjustments and staff additions and a $275,000 increase in Employee Stock Ownership Plan expense due to increases in the fair market value of shares to be released.

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Page Three
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004


Asset Quality

Nonperforming loans declined 10.7 percent to $3.2 million, or 0.15 percent of net loans, at March 31, 2004 compared to $3.6 million, or 0.18 percent of net loans, at December 31, 2003. Nonperforming assets also declined to $4.1 million, or 0.18 percent of total assets, at March 31, 2004 compared to $4.3 million, or
0.19 percent of total assets, at December 31, 2003. Compared to March 31, 2003, both nonperforming loans and nonperforming assets at March 31, 2004 declined
36.9 percent and 42.4 percent, respectively.

The loan loss provision for the quarter ended March 31, 2004 was $934,000 compared to $1.2 million for the same period in 2003. The allowance for loan losses as a percent of net loans remained the same at 0.96 percent at March 31, 2004 and December 31, 2003.

Loan charge offs, net of recoveries, totaled $434,000 for the quarter ended March 31, 2004 compared to $296,000 for the same period in 2003. The majority of loan charge offs related to automobile and other consumer-related loans.

Consolidated Balance Sheet

Total assets grew 2.2 percent to $2.3 billion at March 31, 2004 compared to $2.2 billion at December 31, 2003. Compared to March 31, 2003, the Company has grown its assets by $110.7 million, or 5.2 percent. Year-to-date asset growth in 2004 was driven primarily by a $61.1 million increase in net loans.

Total liabilities increased $40.4 million to $2.0 billion at March 31, 2004 compared to $1.9 billion at December 31, 2003. First quarter 2004 liability growth was primarily attributable to a $98.2 million increase in deposits partially offset by a $53.4 million decline in Federal Home Loan Bank and other borrowings.

Shareholders' equity totaled $302.4 million at March 31, 2004, a $7.3 million, or 2.5 percent, increase compared to December 31, 2003. The increase in shareholders' equity primarily reflects net income of $6.1 million for the quarter ended March 31, 2004. The Bank continues to exceed all federally-mandated capital requirements and is considered "well capitalized."

Other Developments

At the February Board of Directors meeting, the Board declared the Company's first quarterly dividend since becoming a public company in October 2002. Shareholders of record at March 15, 2004 were paid a $0.05 per share cash dividend payable on March 31, 2004.

On March 31, 2004, the Company announced it had entered into an agreement to acquire United Nebraska Financial Co., the parent company of United Nebraska Bank, in a $97.3 million cash transaction. United Nebraska Bank, with 16 retail offices in communities

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

Page Four
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004


located primarily throughout central and western Nebraska, had total assets of $513.6 million at December 31, 2003. Upon combination of the companies, the Bank expects to become the third largest financial institution headquartered in Nebraska based on statewide deposit market share. The acquisition will also offer the combined customers a wider array of financial services. Subject to regulatory approval, the transaction is currently anticipated to be completed during the third quarter of 2004 and is expected to be accretive to earnings within the first year of operation.

On April 26, 2004, the Company completed the issuance of $30 million of trust preferred securities. The securities, which are payable in 2034, were issued to provide resources for common stock repurchases and other general corporate purposes.

The Bank opened its new "Bank of the Future" retail office located in southwest Omaha, Nebraska on April 26, 2004. This state-of-the-art facility offers customers the latest in banking technology with a unique retail atmosphere and expanded financial services. Located immediately in front of a 480,000 square foot retail development nearing completion and between two of the busiest intersections in Nebraska, the new West L Street office is efficiently designed to serve as the model for future Bank expansion projects and will replace an existing Bank facility located nearby.

Corporate Profile

TierOne Corporation is the parent company of TierOne Bank, a $2.3 billion federally chartered savings bank and the largest financial institution headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers customers a wide variety of full-service consumer and commercial banking products and services through a geographically diverse network of 57 banking offices located in Nebraska, Iowa and Kansas and four loan production offices located in Colorado and Minnesota.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality and general economic conditions; the growth opportunities and cost savings from the acquisition of United Nebraska Financial Co. may not be fully realized or may take longer to realize than expected, unanticipated issues related to the completion of the acquisition and the resultant integration of United Nebraska Financial Co. and United Nebraska Bank including, but not limited to, receipt of necessary regulatory approval as

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Page Five
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004


well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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Page Six
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004


                               TierOne Corporation
                           Consolidated Balance Sheets
                March 31, 2004 (Unaudited) and December 31, 2003

(Dollars in thousands, except per share data)                                 March 31, 2004         December 31, 2003
----------------------------------------------------------------------------------------------------------------------
ASSETS

Cash and cash equivalents                                                      $    26,149             $    34,901
Investment securities:
   Held to maturity, at fair value                                                     138                     142
   Available for sale, at fair value                                                39,924                  43,515
Mortgage-backed securities, available for sale, at fair value                       14,368                  15,712
Loans receivable:
   Net loans (includes loans held for sale of $13,556 and $7,083
      at March 31, 2004 and December 31, 2003, respectively)                     2,097,235               2,036,182
   Allowance for loan losses                                                       (20,086)                (19,586)
----------------------------------------------------------------------------------------------------------------------
Net loans after allowance for loan losses                                        2,077,149               2,016,596
----------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank stock                                                        37,466                  37,143
Premises and equipment, net                                                         27,663                  27,587
Accrued interest receivable                                                          9,550                   9,678
Other assets                                                                        23,202                  22,594
----------------------------------------------------------------------------------------------------------------------
         Total assets                                                            2,255,609               2,207,868
======================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Deposits                                                                    $ 1,314,973             $ 1,216,763
   Advances from Federal Home Loan Bank and other borrowings                       592,333                 645,696
   Advance payments from borrowers for taxes, insurance and
      other escrow funds                                                            21,100                  22,206
   Accrued interest payable                                                          5,310                   5,259
   Accrued expenses and other liabilities                                           19,457                  22,855
----------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                       1,953,173               1,912,779
======================================================================================================================

Shareholders' equity:
   Preferred stock, $0.01 par value. 10,000,000 shares
      authorized; none issued                                                           --                      --
   Common stock, $0.01 par value. 60,000,000 shares authorized;
      20,317,568 shares issued and outstanding at March 31, 2004
      and December 31, 2003                                                            226                     226
   Additional paid-in capital                                                      354,544                 354,054
   Retained earnings, substantially restricted                                      30,958                  25,833
   Treasury stock, at cost; 2,257,507 shares at March 31, 2004
      and December 31, 2003                                                        (53,613)                (53,613)
   Unallocated common stock held by Employee Stock
      Ownership Plan                                                               (15,803)                (16,179)
   Unearned common stock held by Management
      Recognition and Retention Plan                                               (14,300)                (14,982)
   Accumulated other comprehensive income (loss), net                                  424                    (250)
----------------------------------------------------------------------------------------------------------------------
         Total shareholders' equity                                                302,436                 295,089

   Commitments and contingent liabilities
----------------------------------------------------------------------------------------------------------------------
         Total liabilities and shareholders' equity                            $ 2,255,609             $ 2,207,868
======================================================================================================================

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Page Seven
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004

                               TierOne Corporation
                  Consolidated Statements of Income (Unaudited)

                                                               For the Three Months Ended
                                                                        March 31,
                                                            --------------------------------
(Dollars in thousands, except per share data)                   2004                 2003
--------------------------------------------------------------------------------------------
Interest income:
   Loans receivable                                         $    27,163          $    26,793
   Investment securities                                            927                1,032
   Other interest-earning assets                                     --                   99
--------------------------------------------------------------------------------------------
      Total interest income                                      28,090               27,924
--------------------------------------------------------------------------------------------
Interest expense:
   Deposits                                                       5,655                6,223
   Advances from Federal Home Loan Bank and
    other borrowings                                              4,687                4,064
      Total interest expense                                     10,342               10,287
--------------------------------------------------------------------------------------------
        Net interest income                                      17,748               17,637

Provision for loan losses                                           934                1,172
--------------------------------------------------------------------------------------------
        Net interest income after provision
          for loan losses                                        16,814               16,465
--------------------------------------------------------------------------------------------
Noninterest income:
   Fees and service charges                                       3,113                  967
   Loss from real estate operations, net                            (77)                 (18)
   Net gain (loss) on sales of:
    Loans held for sale                                             316                1,955
    Real estate owned                                                --                   14
   Gain on pension plan curtailment                               1,456                   --
   Other operating income                                           633                  711
--------------------------------------------------------------------------------------------
      Total noninterest income                                    5,441                3,629
--------------------------------------------------------------------------------------------
Noninterest expense:
   Salaries and employee benefits                                 7,864                6,319
   Occupancy, net                                                 1,466                1,431
   Data processing                                                  504                  411
   Advertising                                                      693                  724
   Other operating expense                                        2,069                2,208
--------------------------------------------------------------------------------------------
      Total noninterest expense                                  12,596               11,093
--------------------------------------------------------------------------------------------
        Income before income taxes                                9,659                9,001

Income tax expense                                                3,599                3,306
--------------------------------------------------------------------------------------------
        Net income                                          $     6,060          $     5,695
============================================================================================

Net income per common share, basic                          $      0.34          $      0.27
============================================================================================

Net income per common share, diluted                        $      0.33          $      0.27
============================================================================================

Dividends declared per common share                         $      0.05          $        --
============================================================================================

Average common shares outstanding, basic (000's)                 17,939               20,826
============================================================================================

Average common shares outstanding, diluted (000's)               18,332               20,826
============================================================================================


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Page Eight
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004

                               TierOne Corporation
                        Selected Financial and Other Data

(Dollars in thousands)                                                  March 31, 2004        December 31, 2003
---------------------------------------------------------------------------------------------------------------
Selected Financial and Other Data:
Total assets                                                               $ 2,255,609              $ 2,207,868
Cash and cash equivalents                                                       26,149                   34,901
Investment securities:
    Held to maturity                                                               138                      142
    Available for sale                                                          39,924                   43,515
Mortgage-backed securities, available for sale                                  14,368                   15,712
Loans receivable:
   Loans held for sale                                                          13,556                    7,083
   Total loans receivable                                                    2,288,378                2,211,372
   Unamortized premiums, discounts and deferred loan fees                        8,790                   10,790
   Undisbursed portion of construction and land loans in process              (213,489)                (193,063)
---------------------------------------------------------------------------------------------------------------
    Net loans                                                                2,097,235                2,036,182
Allowance for loan losses                                                      (20,086)                 (19,586)
---------------------------------------------------------------------------------------------------------------
Net loans after allowance for loan losses                                    2,077,149                2,016,596
---------------------------------------------------------------------------------------------------------------
Deposits                                                                     1,314,973                1,216,763
Advances from Federal Home Loan Bank and other borrowings                      592,333                  645,696
Shareholders' equity                                                           302,436                  295,089

Nonperforming loans                                                              3,229                    3,616
Nonperforming assets                                                             4,135                    4,294
Allowance for loan losses                                                       20,086                   19,586
Nonperforming loans as a percent of net loans                                     0.15%                    0.18%
Nonperforming assets as a percent of total assets                                 0.18%                    0.19%
Allowance for loan losses as a percent of
   nonperforming loans                                                          622.05%                  541.65%
Allowance for loan losses as a percent of net loans                               0.96%                    0.96%

                                                                                      Three Months Ended
                                                                                           March 31,
                                                                               --------------------------------
Selected Operating Ratios:                                                       2004                      2003
----------------------------------------------------------------------------------------------------------------
Average yield on interest-earning assets                                          5.30%                    5.86%
Average rate on interest-bearing liabilities                                      2.29%                    2.69%
Average interest rate spread                                                      3.01%                    3.17%
Net interest margin                                                               3.35%                    3.70%
Average interest-earning assets to average
  interest-bearing liabilities                                                  117.23%                  124.74%
Net interest income after provision for loan
  losses to non-interest expense                                                133.49%                  148.43%
Total non-interest expense to average assets                                      2.28%                    2.23%
Efficiency ratio (1)                                                             54.32%                   52.16%
Return on average assets                                                          1.10%                    1.14%
Return on average equity                                                          8.16%                    6.64%
Average equity to average assets                                                 13.44%                   17.23%

(1) Efficiency ratio is calculated as total other expense divided by the sum of net interest income and total other income.

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Page Nine
TierOne Corporation Reports First Quarter 2004 Earnings
April 27, 2004


                               TierOne Corporation
                           Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

                                                                      March 31, 2004                 December 31, 2003
                                                               --------------------------       --------------------------
(Dollars in thousands)                                             Amount            %            Amount              %
--------------------------------------------------------------------------------------------------------------------------
Real estate loans:
   One-to-four family residential (1)                          $   545,838         23.71%       $  559,134          25.20%
   Second mortgage residential                                     240,901         10.47%          258,121          11.63%
   Multi-family residential                                        104,955          4.56%           99,078           4.47%
   Commercial real estate and land                                 442,657         19.23%          449,152          20.25%
   Residential construction                                        289,046         12.56%          245,782          11.08%
   Commercial construction                                         171,877          7.46%          154,247           6.95%
--------------------------------------------------------------------------------------------------------------------------
     Total real estate loans                                     1,795,274         77.99%        1,765,514          79.58%
Business loans                                                      82,601          3.59%           64,522           2.91%
--------------------------------------------------------------------------------------------------------------------------
Warehouse mortgage lines of credit                                 111,544          4.85%           78,759           3.55%
--------------------------------------------------------------------------------------------------------------------------

Consumer loans:
   Home equity                                                      33,462          1.45%           33,874           1.53%
   Home equity line of credit                                      122,332          5.31%          117,899           5.31%
   Home improvement                                                 70,315          3.05%           74,915           3.38%
   Automobile                                                       66,731          2.90%           67,351           3.04%
   Other                                                            19,675          0.86%           15,621           0.70%
--------------------------------------------------------------------------------------------------------------------------
      Total consumer loans                                         312,515         13.57%          309,660          13.96%
--------------------------------------------------------------------------------------------------------------------------
        Total loans                                              2,301,934        100.00%        2,218,455         100.00%
--------------------------------------------------------------------------------------------------------------------------
Unamortized premiums, discounts
   and deferred loan fees                                            8,790                          10,790
Undisbursed portion of construction and
   land loans in process                                          (213,489)                       (193,063)
--------------------------------------------------------------------------------------------------------------------------
        Net loans                                                2,097,235                       2,036,182
Allowance for loan losses                                          (20,086)                        (19,586)
--------------------------------------------------------------------------------------------------------------------------
        Net loans after allowance for loan losses                2,077,149                       2,016,596
==========================================================================================================================

(1) Includes loans held for sale                               $    13,556                      $    7,083

CONTACT: Edward J. Swotek, Senior Vice President
         Investor Relations Department
         (402)473-6250
         investorrelations@tieronecorp.com

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